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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 5, 2002
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                        NEW CENTURY FINANCIAL CORPORATION
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               (Exact Name of Issuer as Specified in its Charter)


      Delaware                     000-22633                   33-0683629
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  (State or Other              (Commission File                  (IRS
    Jurisdiction                    Number)              Employer Identification
  of Incorporation)                                              Number)


          18400 Von Karman Avenue, Suite 1000, Irvine, California 92612
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code (949) 440-7030
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ITEM 5.  OTHER EVENTS

     We are filing this report on Form 8-K to disclose the following recent developments, and to incorporate such disclosure into our Registration Statement on Form S-3 (Registration No. 333-66694) and our Registration Statement on Form S-3 (Registration Statement No. 333-83984):

     (a) Increases to Credit Agreements. On March 15, 2002, we amended our aggregation facility with CDC Mortgage Capital to increase the maximum amount from $200 million to $400 million. On March 25, 2002 we amended our U.S. Bank warehouse credit agreement to increase the amount from $300 million to $410 million. A copy of the amendment with CDC Mortgage Capital and a copy of the amendment with U.S. Bank are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report and are incorporated herein by reference.

ITEM 7.  EXHIBITS

               (a)  Financial statements of business acquired.
                    Not applicable.

               (b)  Pro forma financial information.
                    Not applicable.

               (c)  Exhibits.

                    Exhibit No.      Description
                    -----------      -----------

                    99.1 Amendment No. 4 to Master Repurchase Agreement, dated as of March 15, 2002, by and among New Century Mortgage Corporation, NC Capital Corporation and CDC Mortgage Capital, Inc.

                    99.2 Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of March 25, 2002, by and among



                                        2

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                                     New Century Mortgage Corporation, NC
                                     Capital Corporation and U.S. Bank National
                                     Association.


                                        3

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEW CENTURY FINANCIAL CORPORATION



April 5, 2002                          /s/ Brad A. Morrice
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                                       Brad A. Morrice
                                       Vice Chairman, President and Chief
                                       Operating Officer